Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated September 26, 2024 relating to the financial statements appearing in the Annual Report on Form 10-K of Capstone Green Energy Holdings, Inc. for the years ended March 31, 2024 and 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

Los Angeles, CA
December 22, 2025

Marcum llp / 777 S. Figueroa Street / Suite 2900 / Los Angeles, CA 90017 / Phone 310.432.7400 / marcumllp.com